UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant To Rule 14a-11(c) or Rule 14a-12

ARROWHEAD RESEARCH CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

ARROWHEAD RESEARCH CORPORATION

1118 EAST GREEN STREET

PASADENA, CALIFORNIA 91106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, FEBRUARY 23, 2006

TO THE STOCKHOLDERS OF ARROWHEAD RESEARCH CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arrowhead Research Corporation, a Delaware corporation (the “Company”), will be held on February 23, 2006, at 10:00 a.m., PST, at the Sheraton Pasadena, 303 Cordova Street, Pasadena, CA 91101 for the following purposes:

1.	Election of five (5) directors to the Company’s Board of Directors;

2.	Approval of a proposed amendment to the Company’s 2004 Equity Incentive Plan (the “Plan”) to increase the number of shares of stock reserved for issuance under the Plan from 3,000,000 shares to 5,000,000 shares;

3.	Ratification of the selection of Rose, Snyder & Jacobs as independent auditors of the Company for the year ending September 30, 2006; and

4.	Such other business as may properly come before the meeting or any adjournment(s) thereof.

Each of the above items of business is more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors recommends a vote FOR each of the five (5) nominees named in the accompanying Proxy statement and a vote FOR the proposals described above in items 2 and 3. If you were a stockholder of record at the close of business on December 30, 2005, you are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, and date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has previously returned a proxy.

/s/ Joseph T. Kingsley
Joseph T. Kingsley Chief Financial Officer and Secretary

Pasadena, California
January 17, 2006

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders; please mark, date, sign and return promptly the enclosed proxy in the stamped return envelope provided. Your prompt return of the proxy will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

The Annual Meeting will be held on Thursday, February 23, 2006. Please return your proxy promptly so that your vote can be tabulated and certified for the Meeting.

ARROWHEAD RESEARCH CORPORATION

1118 East Green Street

Pasadena, California 91106

(626) 792-5549

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, FEBRUARY 23, 2006

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of Arrowhead Research Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, February 23, 2006, at 10:00 a.m., PST, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Pasadena, 303 Cordova Street, Pasadena, CA 91101.

The Company anticipates that these proxy solicitation materials will first be mailed on or about January 24, 2006, to all stockholders entitled to vote at the Annual Meeting.

Record Date

Only holders of record of voting stock at the close of business on December 30, 2005 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had outstanding 27,988,194 shares of voting common stock.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each share of the Company’s common stock (“Common Stock”) is entitled to one vote on all matters presented for vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company’s nominees for director, (ii) FOR the increase in shares reserved for issuance under the 2004 Equity Incentive Plan from 3,000,000 to 5,000,000 (iii) FOR the ratification of the selection of Rose, Snyder & Jacobs as independent auditors of the Company for the year ending September 30, 2006. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board (the “Board”).

If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card. Please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope.

Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter, facsimile or email. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

With respect to Proposals One, Three and Four, abstentions will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. However, abstentions will not be counted in the total number of Votes Cast with respect to Proposal One, Three and Four. Accordingly, abstentions will not affect the outcome of Proposal One, Three or Four unless such shares are necessary to satisfy the quorum requirement, in which case abstentions will have the same effect as a vote against the proposal.

With respect to Proposal Two, abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business as well as the total number of Votes Cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal.

In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

Any stockholder who intends to present a proposal at the Company’s Annual Meeting of Stockholders for fiscal 2007 must ensure that the proposal is received by the Corporate Secretary at Arrowhead Research Corporation, 1118 East Green Street, Pasadena, CA 91106 (201 South Lake Avenue, Suite 703, Pasadena, CA 91101, after March 1, 2006), not later than August 1, 2006 in order to be considered for inclusion in our proxy materials for that meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board has nominated the following five persons as directors to serve until the next Annual Meeting, or until their successors have been duly elected and qualified. Each of the nominees is now a director of Arrowhead. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of Arrowhead Research. The five nominees receiving the greatest numbers of votes at the meeting will be elected to the five director positions. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s five nominees named below. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy. The table below sets forth with respect to each nominee for election (1) his age, and (2) position with Arrowhead.

Vote Required; Recommendation of the Board

The election of each nominee must be approved by the stockholders holding a majority of Votes Cast at the Annual Meeting at which a quorum is present. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote, unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the nominee.

Our Board recommends that you vote FOR each of the nominees listed below.

Name	Age	Position with Arrowhead
R. Bruce Stewart	68	Chairman of the Board and Chief Executive Officer
Leon Ekchian	49	President and Director
Edward W. Frykman*	69	Director
LeRoy T. Rahn*	70	Director
Charles P. McKenney*	66	Director

*	Member of the Audit Committee, Compensation Committee and Nomination/Governance Committee.

R. Bruce Stewart has been CEO and Chairman of the Board of the Company since January 2004 and was President of the Company from January 2004 to November 2005. Mr. Stewart was the CEO and Chairman of the Board of the predecessor California corporation since its inception in May 2003 and devoted much of his time from early in 2003 to development of its plan of operations. Mr. Stewart founded Acacia Research Corporation (NASDAQ: ACTG & CBMX), a publicly held corporation based in Newport Beach, California, in March 1991, and was employed by Acacia Research Corporation in various capacities until January 2003, serving as its President from inception through January 1997, Chairman until April 2000 and as a senior advisor until January 2003. From August 1977 to March 1991, Mr. Stewart was the President of Annandale Corporation. He also was a licensed principal of Annandale Securities, Inc., a licensed broker-dealer.

Leon Ekchian has been President of the Company since November 14, 2005 and was appointed subject to stockholder approval as Director of the Company by the Board on December 8, 2005. Previously, from 1997 to 2005, Dr. Ekchian was President, CEO and a Board member of Litex, Inc., a Lockheed Martin spin-off company focused on the commercialization of non-thermal plasma catalyst technology for automotive emissions control. Prior to Litex, Dr. Ekchian was a Business Development Executive for Lockheed Martin from 1993 to 1997. During the 1980’s and early 1990’s, Dr. Ekchian was Program Manager of Advanced Programs at Litton Data Systems. Dr. Ekchian received his B.S., M.S. and Ph.D from the Department of Electrical Engineering and Computer Science at the Massachusetts Institute of Technology. Dr Ekchian also earned an MBA from UCLA. Mr. Ekchian is a Director of Litex, Inc., a privately-held company located in Sherman Oaks, CA.

Edward W. Frykman has been an Account Executive with Crowell, Weedon & Co. since 1992. Previously, Mr. Frykman served as Senior Vice President of L.H. Friend & Co. Both Crowell, Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California. In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton, where he served as the Manager of the Los Angeles Regional Retail Office of E. F. Hutton & Co. Mr. Frykman was a director in the predecessor California corporation since its inception in

May 2003 until January 2004, when he became a director of the Company. Mr. Frykman is also a director of Acacia Research Corporation (NASDAQ: ACTG & CBMX), a publicly held corporation based in Newport Beach, California.

LeRoy (Lee) T. Rahn was a partner with the intellectual property law firm of Christie, Parker & Hale from 1968 to 2003, more than 30 years, with a practice focused on assisting clients in protecting their intellectual property through obtaining, maintaining and enforcing patents and other legal rights. He retired from the law firm’s partnership in 2003, but remains affiliated with the firm on an “of counsel” basis. He is a former president of the Los Angeles Intellectual Property Association and frequently makes presentations on intellectual property law to legal and trade groups. Prior to becoming an attorney, Mr. Rahn obtained a degree in electrical engineering. Mr. Rahn was a director in the predecessor California corporation from December 2003 to January 2004, when he became a director of the Company.

Charles P. McKenney has maintained a government affairs law practice in Pasadena, California since 1989, representing businesses and organizations in their relations with state and local government regarding their obligations under state and local land use and trade practices laws. From 1973 through 1989, he served as Attorney for Corporate Government Affairs for Sears, Roebuck and Co., helping to organize and carry out Sears’ western state and local government relations programs. Mr. McKenney has served two terms on the Pasadena, California City Council as well as on several city boards and committees, including three city Charter Reform Task Forces. Mr. McKenney became a director of the Company in March 2004.

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•	A majority of the members of the Board are independent directors, as defined by NASDAQ. The Board has determined that all of the Company’s directors are independent, other than Mr. Stewart and Mr. Ekchian. Independent directors do not receive consulting, legal or other fees from Arrowhead, other than Board and Committee compensation.

•	All of the Company’s employees, officers and directors are subject to the Company’s Code of Business Conduct and Ethics Policy, which is available on the Company’s website at www.arrowheadresearch.com. The ethics policy meets the requirements of NASDAQ, as well as the code of ethics requirements of the SEC.

•	The Audit, Compensation and Nominating/Governance Committees consist entirely of independent directors.

•	The Board reviews at least annually the Company’s business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions.

•	As part of the Code of Business Conduct and Ethics Policy, the Company has made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

Stockholder Communications with Directors

Stockholders who want to communicate with the Board or any individual director can write to: Joseph T. Kingsley, Corporate Secretary, Arrowhead Research Corporation, 1118 East Green Street, Pasadena, CA 91106 (201 South Lake Avenue, Suite 703, Pasadena, CA 91101, after March 1, 2006). Your letter should indicate that you are an Arrowhead stockholder. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed; or

•	Attempt to handle the inquiry directly, for example, requests for information or stock-related matters.

Board Meetings and Committees

The Board held a total of five meetings during the year ended September 30, 2005. The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating/Governance Committee. Current committee members are listed below. To the extent the Board makes any changes to these committees, it will do so in a meeting scheduled for immediately following the Annual Meeting of Stockholders.

The functions of the Audit Committee are to recommend selection of independent public accountants to the Board, to review the scope and results of the year-end audit with management and the independent auditors, to review the Company’s accounting principles and its system of internal accounting controls and to review the Company’s annual and quarterly reports before filing with the Securities and Exchange Commission. The Audit Committee met in executive session five times during fiscal 2005. The current members of the Audit Committee are Edward W. Frykman, chairman, LeRoy T. Rahn and Charles P. McKenney. The Board has determined that all members of the Audit Committee are independent directors under the Rules of the SEC and the listing standards of NASDAQ. The Board has determined that Mr. Frykman is a “financial expert” who is independent of management in accordance with the applicable regulations. The Audit Committee Charter is available on the Company’s website at www.arrowheadresearch.com.

The functions of the Compensation Committee are to review and approve salaries, bonuses and other benefits payable to the Company’s executive officers and to administer the Company’s 2004 Equity Incentive Plan (the “2004 Incentive Plan”) and the 2000 Stock Option Plan (the “2000 Option Plan”). The Compensation Committee is specifically responsible for determining the compensation of its Chief Executive Officer. The Compensation Committee met in executive session three time during fiscal 2005. The current members of the Compensation Committee are Edward W. Frykman, chairman, LeRoy T. Rahn and Charles P. McKenney. The Board has determined that all members of the Compensation Committee are independent directors under the Rules of the SEC and the listing standards of NASDAQ. The Compensation Committee was established on April 5, 2004 and its charter is available on the Company’s website at www.arrowheadresearch.com.

The Nominating/Governance Committee is responsible for proposing a slate of directors for election by the stockholders at each Annual Stockholders Meeting and for proposing candidates to fill any vacancies. The current members of the Nominating Committee are Edward W. Frykman, chairman, LeRoy T. Rahn and Charles P. McKenney. The Nominating/Governance Committee met in executive session one time during fiscal 2005. The Nominating/Governance Committee was established on April 5, 2004 and its charter is available on the Company’s website at www.arrowheadresearch.com.

The Nominating/Governance Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of the Board members to be re-nominated, the Nominating Committee recommends to the Board whether those individuals should be re-nominated.

On at least an annual basis, the Nominating/Governance Committee reviews with the Board whether it believes the Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If the Board should determine that a new member would be beneficial, the Nominating/Governance Committee would solicit and receive recommendations for candidates and manage the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Nominating/Governance Committee (or its chairman) screens the available information about the potential candidate(s). Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating/Governance Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Nominating/Governance Committee may recommend to the Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from members of the Board or others associated with the Company. Arrowhead stockholders may also recommend candidates by sending the candidate’s name and resume to the Nominating/Governance Committee under the provisions, set forth below, for communication with the Board. The Nominating Committee does not have a policy with regard to consideration of any director candidates recommended by stockholders. The deadline for such nominees for election to the Board at the Company’s 2007 Annual Meeting of Stockholders is August 1, 2006.

The Nominating/Governance Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as, independence; business experience at the corporate level; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, the Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board and the needs of the Company. On December 8, 2005, the Board filled a vacancy by appointing Dr. Leon Ekchian, Arrowhead’s President, to the Board subject to stockholder approval.

No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board held during fiscal 2005, and (ii) the total number of meetings held by all committees of the Board during fiscal on which such person served.

Non-Employee Director Compensation

In December 2004, the Board adopted a Compensation Policy for non-employee directors, which provides that beginning January 2005, each non-employee director will receive an annual retainer of $4,000 per year (so long as such director attends at least seventy-five percent (75%) of the regular meetings of the Board). A non-employee Chairman of the Board is entitled to receive a $6,000 annual retainer. The policy provides for the grant of a nonstatutory stock option to purchase 10,000 shares of common stock of the Company to each of the Company’s non-employee directors on the date on which such person first becomes a director. Non-employee directors that have served on the Board for at least six months also receive automatic grants of nonstatutory stock options to purchase 10,000 shares of common stock upon re-election each year with a non-employee Chairman of the Board entitled to receive an automatic grant of nonstatutory stock options to purchase 15,000 shares of common stock. All options granted to non-employee directors vest on the first anniversary of the grant. We also pay out of pocket expenses.

Non-employee directors do not receive compensation from Arrowhead other than as a director or committee member. There are no family relationships between directors and executive officers of the Company.

PROPOSAL TWO

AMENDMENT TO THE COMPANY’S 2004 EQUITY INCENTIVE PLAN

INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN

The Board has adopted, subject to stockholder approval, an amendment to the Company’s 2004 Equity Incentive Plan increasing the number of shares of Common Stock of the Company reserved for issuance under the Plan to a total of 5,000,000 shares (the “Amendment”). Prior to the approval of the amendment, the shares reserved for issuance were 3,000,000 shares.

We believe that employees, directors, consultants and key advisors should have a significant stake in the Company under programs that link compensation to shareholder return. As a result, stock option grants are an integral part of the Company’s compensation program. The Company currently relies on two plans, the 2000 Option Plan, from which further grants cannot be made, and the 2004 Equity Incentive Plan. As of January 10, 2006, there are 600,000 shares of Common Stock remaining under the 2004 Equity Incentive Plan for future grants.

The proposed Amendment ensures that the Company will continue to be able to give appropriate equity incentives to its key employees, directors and consultants and that, to this end, a sufficient number of shares of the Company’s Common Stock is available for awards to attract, retain and motivate selected participants with outstanding experience and ability.

Below is a summary of some of the material terms of the Plan for your reference, however, we refer you to the Company’s Proxy Statement for the Company’s 2005 Annual Meeting, attaching the Plan as Annex A, for more detailed information on the Plan.

Eligibility

The 2004 Incentive Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock awards, performance unit awards and performance share awards (collectively, “Awards”) to key employees, directors, consultants and key advisors of the Company and its subsidiaries. As of December 21, 2005, approximately 40 employees, directors and consultants were eligible to receive awards under the 2004 Incentive Plan.

Purpose

The purpose of the 2004 Incentive Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of participating employees, directors and consultants to those of the Company’s stockholders and by providing such employees, directors and consultants with an incentive for outstanding performance. The 2004 Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participating employees and consultants upon whose judgment, interest and special efforts the Company largely depends for the success of its operations.

Administration

The 2004 Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

Available Shares; Limitations on Awards

Under the 2004 Incentive Plan, no more than 3,000,000 shares may be issued in the aggregate. On December 8, 2005, the Board of Directors approved a proposal to increase the shares authorized for issuance to 5,000,000 subject to the approval of the stockholders at the 2006 Annual Meeting. If awards are granted under the 2004 Incentive Plan and subsequently expire or are forfeited to the Company, the shares of Common Stock underlying those awards will be available for reissuance.

The approval of the 2004 Incentive Plan by stockholders at the 2005 Annual Meeting precludes further awards under the 2000 Option Plan.

Options

Plan participants may receive options to purchase shares of Common Stock for an exercise price fixed on the date of the grant. The exercise price may not be less than the fair market value of the Common Stock on the date of the grant. Grants of option rights under the 2004 Incentive Plan may be incentive stock options or non-qualified stock options. An incentive stock option is an option that is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code. A plan participant may pay the exercise price of an option in cash, by check, or by the transfer of shares of unrestricted Common Stock owned for a period of time acceptable to the plan committee and having a value at the time of exercise equal to the exercise price, by any other consideration the plan committee may deem appropriate, or by a combination thereof. The Committee shall determine the vesting schedule and requirements for continuous service associated with each grant of options and may provide for earlier vesting under specified circumstances. The vesting or exercise of option rights may be subject to the optionee or the Company achieving management objectives. No incentive options shall be exercisable more than 5 years after the date of grant.

Stock Appreciation Rights

The 2004 Incentive Plan permits the grant of three types of stock appreciation rights: Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. An Affiliated SAR is a SAR that is granted in connection with a related option and which will be deemed to automatically be exercised simultaneously with the exercise of the related option. A Freestanding SAR is a SAR that is granted independently of any options. A Tandem SAR is a SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled).

The Committee has complete discretion to determine the number of SARs granted to any participant and the terms and conditions pertaining to such SARs. However, the grant price must be at least equal to the fair market value of a share of the Company’s Common Stock on the date of grant in the case of a Freestanding SAR and equal to the option price of the related option in the case of an Affiliated or Tandem SAR.

Restricted Stock Awards

The 2004 Incentive Plan permits the grant of restricted stock awards which are restricted Common Stock bonuses that vest in accordance with terms established by the Committee. The Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), and/or restrictions under applicable federal or state securities laws. The Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.

Performance Unit/Share Awards

The 2004 Incentive Plan permits the grant of performance unit and performance share awards which are bonuses credited to an account established for the participant and payable in cash, Common Stock, or a combination thereof. Each performance unit has an initial value that is established by the Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of the Company’s Common Stock on the date of its grant. The number and/or value of performance unit/shares that will be paid out to participants will depend upon the extent to which performance goals established by the Committee are satisfied.

After a performance unit/share award has vested, the participant will be entitled to receive a payout of the number of performance unit/shares earned by the participant, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee also may waive the achievement of any performance goals for such performance units/shares.

Subject to the applicable award agreement, performance units/shares awarded to participants will be forfeited to the Company upon the earlier of the participant’s termination of employment or the date set forth in the award agreement.

Term

The 2004 Incentive Plan became effective as of December 1, 2004. No grants of incentive stock options may be made under the 2004 Incentive Plan after December 1, 2014. All awards made under the 2004 Incentive Plan that remain outstanding subsequent to that date shall continue to be governed by the terms of the 2004 Incentive Plan.

Nontransferability of Awards

Awards granted under the 2004 Incentive Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, a participant may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Plan Benefits

As the grant of awards under the Plan is discretionary, it is impossible to determine the amount and terms of such future grants under the 2004 Incentive Plan.

PROHIBITION ON REPRICINGS. The Committee may not lower the exercise price of outstanding option rights without the approval of the Company’s stockholders.

ADJUSTMENTS. The maximum number of shares of Common Stock which may be awarded under the 2004 Incentive Plan, and the number of shares and price per share applicable to any outstanding award, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations of the Company.

Market Value of Underlying Securities of the 2004 Incentive Plan

Common Stock underlies all of the options and rights to be awarded under the 2004 Incentive Plan. The market value of the Common Stock at the close of trading on December 21, 2005 was $3.31 per share.

Federal Tax Aspects

The following is a summary of certain federal income tax consequences relating to awards under the 2004 Incentive Plan, based on federal income tax laws currently in effect. The following summary is not intended to and does not describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option right or shares of Common Stock purchased or granted pursuant to, or any other award granted under, the 2004 Incentive Plan and does not describe any state, local or foreign tax consequences.

Tax Consequences to Participants

INCENTIVE STOCK OPTIONS. A plan participant will not recognize income upon the grant of an option intended to be an incentive stock option. Furthermore, a plan participant will not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements although the exercise may be subject to alternative minimum tax. To satisfy the employment requirement, a plan participant must exercise the option not later than three (3) months after he or she ceases to be an employee of the Company and its subsidiaries (one (1) year if he or she is disabled). To satisfy the holding period requirement, a plan participant must hold the shares acquired upon exercise of the incentive stock option for more than two (2) years from the grant of the option and more than one (1) year after the shares are transferred to him or her. If these requirements are satisfied, the plan participant will be taxed on the difference between his or her basis in the shares and the net proceeds of the sale at capital gain rates on the sale of the shares.

If a plan participant disposes of shares of Common Stock acquired upon the exercise of an incentive stock option without satisfying the holding period requirement, the plan participant will usually recognize ordinary income at the time of disposition equal to the amount of the difference between the fair market value of the stock on the date the option is exercised and the exercise price of the option.

NON-QUALIFIED STOCK OPTIONS. In general, a plan participant will not recognize income at the time an option is granted. At the time of exercise of the option, he or she will recognize ordinary income, if the underlying shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue

Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of exercise. At the time of the sale of the shares of Common Stock acquired pursuant to the exercise of an option, appreciation in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain, and depreciation in value will be treated as short-term or long-term capital loss, depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if the participant has satisfied applicable holding period requirements.

STOCK APPRECIATION RIGHTS. A plan participant will not recognize income upon the grant of a stock appreciation right. In general, a participant will recognize ordinary income at the time he or she receives payment on a stock appreciation right in the amount of the payment.

RESTRICTED SHARES. In general, a plan participant will not recognize ordinary income upon receipt of restricted shares. The plan participant will recognize ordinary income when the shares are transferable by the plan participant or are no longer subject to a substantial risk of forfeiture, whichever occurs first. At such time, the plan participant will recognize ordinary income in an amount equal to the current fair market value of the shares. A plan participant may, however, elect to recognize ordinary income when the restricted shares are granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. Any appreciation in the value of the shares after the date the shares become transferable or are no longer subject to substantial risk of forfeiture, or after the participant has made the election referred to in the preceding sentence, if applicable, will be treated as either short-term or long-term capital gain, and any depreciation in value will be treated as either short-term or long-term capital loss, depending upon how long the shares have been held.

PERFORMANCE UNITS. A plan participant will not recognize income upon the grant of performance units. In general, a plan participant will recognize ordinary income at the time he or she receives payment with respect to performance units in the amount of the payment.

TAX CONSEQUENCES TO THE COMPANY. To the extent that a plan participant recognizes ordinary income as described above, the Company, or its subsidiary for which the plan participant performs services, will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Vote Required; Recommendation of the Board

Under applicable law and our Bylaws, any Amendment to the 2004 Incentive Plan must be approved by the stockholders holding a majority of shares present, or represented, and voting at the Annual Meeting, at which a quorum is present. For this purpose, abstentions will be counted as a vote against the proposal, while broker non-votes will have no effect on the outcome of the vote, unless such shares are necessary to satisfy the quorum requirement, in which case broker non-votes will have the effect of a vote against the proposal. We believe that stockholder approval in accordance with our Bylaws will also satisfy the stockholder approval requirement of the Section 162(m) Regulations.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee, with the ratification of our Board, selected the accounting firm of Rose, Snyder & Jacobs (“RS&J”) as the Company’s independent auditors for the fiscal year ended September 30, 2006, and that selection is now being submitted to the shareholders.

Attendance of Annual Meeting. A representative of RS&J will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

Vote Required; Recommendation of the Board

Proposal Three must be approved by the stockholders holding a majority of shares present, or represented, and voting at the Annual Meeting at which a quorum is present. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote, unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal.

Notwithstanding the approval by the stockholders of the appointment of RS&J, the Audit Committee may, if the circumstances warrant, appoint other independent auditors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

VOTING SECURITIES OF PRINCIPAL

STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock as of December 1, 2005, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s Common Stock, (ii) by each director, (iii) by each of the executive officers named in the table under “Executive Compensation—Summary Compensation Table,” and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. The address of each shareholder is 1118 East Green Street, Pasadena, CA 91106.

Name	Number of Shares		Percentage Ownership
Dr. M. Robert Ching	2,942,066		10.5
David M. Knott	2,577,010		9.2
R. Bruce Stewart	917,750	(1)	3.3
Leon Ekchian	—			*
Edward W. Frykman	130,000	(2)		*
LeRoy T. Rahn	60,000	(4)		*
Charles P. McKenney	35,000	(4)		*
Joseph T. Kingsley	122,500	(5)		*
All executive officers and directors as a group (6 persons)	1,265,250	(6)	4.5

*	Less than one percent.
(1)	Includes 206,250 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 21, 2005.
(2)	Includes 60,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 21, 2005.
(3)	Includes 60,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 21, 2005.
(4)	Includes 10,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 21, 2005.

(5)	Includes 112,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 21, 2005.
(6)	See footnotes (1) - (5). Includes 448,750 shares issuable upon exercise of stock options and warrants held by executive officers and directors that are exercisable within 60 days of December 21, 2005.

EXECUTIVE OFFICER COMPENSATION

Executive Officers of the Registrant

Name	Age	Position with Arrowhead
R. Bruce Stewart	68	Chief Executive Officer and Chairman of the Board
Leon Ekchian	49	President
Joseph T. Kingsley	60	Chief Financial Officer & Secretary

R. Bruce Stewart. See Proposal One – Election of Directors.

Leon Ekchian. See Proposal One – Election of Directors.

Joseph T. (Ted) Kingsley has been the Chief Financial Officer of Arrowhead since September 2004. Mr. Kingsley brings to Arrowhead more than 20 years of executive-level, financial management experience in the biotech, commercial, international, and defense-related industries. Prior to joining the Company, from January 2002 to September 2004, he was Chief Financial Officer for Eidogen, Inc., a Pasadena-based company developing computational drug discovery platforms. From March 1997 to January 2002, Mr. Kingsley was Vice President Operations and Chief Financial Officer for Paracel, an integrated turnkey computer systems provider for the life sciences community that was acquired by Celera Genomics (AMEX:CRA) in June 2000. Mr. Kingsley held similar positions with Pico Products, a publicly held cable TV product supplier, Kaiser Marquardt, Inc., and Science Applications International Corp. (SAIC), a Fortune 500 government and commercial contractor. Mr. Kingsley is a CPA. He received his B.A. in Economics from Ohio Wesleyan University, and his MBA from Northwestern University.

Summary Compensation Table

The Company does not have employment agreements with any of its executive officers. The following table sets forth all compensation received for services rendered to the Company in all capacities during the years ended September 30, 2005, 2004 and 2003 for the Company’s Chief Executive Officer and the other executive officers of the Company. There were no other executive officers whose total compensation for the year 2005 exceeded $100,000.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options (#)		All Other Compensation ($)
R. Bruce Stewart	2005	$105,570	—	—	250,000	(2)
Chief Executive Officer	2004	$60,000	—	—	250,000	(3)	—
	2003	$25,000	—	—	—		—
Leon Ekchian(4)	2005	N/A	N/A	N/A	N/A		N/A
President	2004	N/A	N/A	N/A	N/A		N/A
	2003	N/A	N/A	N/A	N/A		N/A
Joseph T. Kingsley	2005	$190,096	—	—	400,000	(5)	—
Chief Financial Officer	2004	$11,305	—	—	—		—
	2003	N/A	N/A	N/A	N/A		N/A

(1)	Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.
(2)	Options vest in 24 equal monthly installments from June 2005 to May 2007.
(3)	Options vest in 40 equal monthly installments from October 2004 to September 2008.
(4)	Upon starting employment on November 14, 2005, Dr. Ekchian was granted options to purchase 750,000 shares, with 50,000 shares vesting on the six-month anniversary of the date of grant and the remaining shares vesting in 42 equal monthly installments from June 2006 to October 2009.
(5)	Options to purchase 300,000 shares of Common Stock vesting in 40 equal monthly installments from May 2005 to April 2009. Options to purchase 100,000 shares vest in 24 equal installments from June 2005 to May 2007.

Stock Option Plans

The Company’s stock option program is a broad-based, long-term retention program that is intended to attract and retain talented employees, directors and consultants and align their interests with stockholder interests. Options granted under the option plans expire either 5 or 10 years from the grant date and generally vest over four years.

All stock option grants to our executive officers are made after a review by, and with the approval of, either the Compensation Committee of the Board or the entire Board. All members of the Compensation Committee are independent directors, as defined in the applicable rules for issuers traded on the NASDAQ Stock Market. Our executive officers include Mr. Stewart, Chief Executive Officer, Dr. Ekchian, President, and Mr. Kingsley, Chief Financial Officer. See the “Compensation Committee Report” appearing later in this Proxy Statement for further information concerning the policies and procedures of the Company and the Compensation Committee regarding the use of stock options.

During the year ended September 30, 2005, options to purchase a total of 2,095,000 shares of Common Stock were granted. After deducting 170,000 shares for options forfeited, net option grants were 1,925,000. Net option grants during the year represented 6.9% of our total outstanding Common Shares of 27,984,194 as of September 30, 2005.

The following table summarizes the net stock option grants to our employees, directors and executive officers during fiscal 2005:

Grants in fiscal 2005
Net grants during the period as a % of total outstanding common shares	6.9%

Grants to directors and executive officers during the period as a % of total options granted during the period	33.4%

Grants to directors and executive officers during the period as a % of total outstanding Common Stock	2.5%

Cumulative options held by directors and executive officers as a % of total options outstanding	31.6%

Options available for grant as a % of total outstanding Common Stock	4.8%

At September 30, 2005, a total of 1,350,000 options were available for grant under our 2004 Equity Incentive Plan. If the Amendment to increase the number of shares available for grant under our 2004 Equity Incentive Plan is approved by the Company’s stockholders, the total shares reserved for issuance under the 2004 Incentive Plan will increase from 3,000,000 shares to 5,000,000 shares.

The following table summarizes outstanding stock options that are “in-the-money” and “out-of the-money” as of September 30, 2005. For purposes of this table, in-the-money stock options are those options with an exercise price less than $2.99 per share, the closing price of Arrowhead Research Corporation on September 30, 2005 and out-of-the-money stock options are stock options with an exercise price greater than or equal to the $2.99 per share closing price.

	Exercisable		Unexercisable
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
In the money	811,750	$1.41	3,439,000	$1.93
Out of the money	0	—	0	—

Total options	811,750	$1.41	3,439,000	$1.93

Option Grants in 2005

The following table sets forth certain information regarding stock options granted during the year ended September 30, 2005 to each of the executive officers named in the table under “Executive Officer Compensation—Summary Compensation Table.”

	Individual Grants
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees In Fiscal Year	Exercise Price ($/Sh)	Expiration Date
R. Bruce Stewart	250,000	(1)	18.5%	$2.52	5/25/15
Joseph T. Kingsley	300,000	(2)	22.1%	$1.72	10/7/14
	100,000	(1)	7.4%	$2.52	5/25/15
Leon Eckchian (3)	N/A		N/A	N/A	N/A

(1)	Options vest in 24 equal monthly installments from June 2005 to May 2007.
(2)	Options to purchase 300,000 shares of Common Stock vesting in 40 equal monthly installments from May 2005 to August 2009.
(3)	Upon starting employment on November 14, 2005, Dr. Ekchian was granted options to purchase 750,000 shares, with 50,000 shares vesting on the six-month anniversary of the date of grant and the remaining shares vesting in 42 equal monthly installments from June 2006 to October 2009.

Aggregated Option Exercises In 2005 and 2005 Year-End Option Values

The following table sets forth certain information concerning the exercise of stock options during fiscal 2005 and the value of unexercised options as of September 30, 2005 for each of the executive officers named in the table under “Executive Compensation—Summary Compensation Table.”

			Number of Securities Underlying		Value of
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable Options (#)	Unexercisable Options (#)	Exercisable Options (1) ($)	Unexercisable Options (1) ($)
R. Bruce Stewart	0	0	100,000	400,000	$161,000	$454,000
Leon Ekchian (2)	N/A	N/A	N/A	N/A	N/A	N/A
Joseph T. Kingsley	0	0	61,600	338,400	$70,232	$357,768

(1)	Market value of underlying securities based on the $2.99 closing price of the Common Stock on September 30, 2005 (the last market trading day in fiscal 2005) minus the exercise price.
(2)	Dr. Ekchian commenced employment with the Company on November 14, 2005.

Equity Compensation Plan Information

The following table gives information about our stock that may be issued under our existing 2004 Equity Incentive Plan as of September 30, 2005.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in colum (a)) (c)
Equity compensation plans approved by security holders	3,439,000	$1.93	1,350,000

Equity compensation plans not approved by security holders (1)	—	—	—

Total	3,439,000		1,350,000

(1)	Our Board has approved amending the 2004 Equity Incentive Plan increasing the shares reserved for issuance from 3,000,000 shares to 5,000,000. The Amendment is subject to stockholders approval under Proposal Two in this Proxy.

Material Features of the Stock Option Plans

At September 30, 2005, 1,959,000 and 3,000,000 shares were reserved for issuance under the 2000 Stock Option Plan and the 2004 Equity Incentive Plan, respectively. Pursuant to the approval of the 2004 Plan, no further grants can be made under the 2000 Plan. The 2004 Equity Incentive Plan and the 2000 Option Plan are administered by the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than ten percent (10%) of the common stock) are required to file with the SEC and the Company reports of ownership, and changes in ownership, of Common Stock. Based solely on a review of the reports received by it, the Company believes that, during the year ended September 30, 2005, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a) except as follows: Joseph Kingsley was late filing Forms 3 and 4 due to difficulties interacting with the filing system.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board is composed of three non-employee directors, namely Messrs. Frykman, Rahn and McKenney. No interlocking relationship exists between the Company’s Board and the compensation committee of any other company, and no such interlocking relationship has existed in the past.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of the Company is comprised of three independent, non-employee directors who have no interlocking relationships with the Company or any of its affiliates. As part of their duties, the Compensation Committee reviews compensation levels of the executive officers to insure compensation is in line with performance and industry practices. The goal of the Compensation Committee is to insure the compensation practices of the Company are sufficient to attract and retain the necessary managerial, technical and manufacturing talent to enable the growth from a development stage company into one with profitable commercialized products.

During fiscal 2004 and until May 2005, the Chief Executive Officer received nominal consideration due to the Company’s developmental stage and limited cash resources. When deemed appropriate by the Board, the CEO’s compensation will be determined based on comparable salaries of chief executive officers in similar technology companies. The Compensation Committee does not limit this comparison to the nanotechnology industry, which is relatively small. The Compensation Committee will consult industry reports as appropriate in determining the CEO’s compensation. The Compensation Committee has used, and expects to continue to use, equity grants as a significant part of the compensation package of the chief executive officer as is appropriate in a development stage company such as Arrowhead.

For the compensation of the other executive officers, the Compensation Committee meets with the Chief Executive Officer to review the yearly objectives of the other executive officers at the year-end to analyze inputs on the performance of the executive officers toward meeting or exceeding these objectives. These individual objectives are aligned to the overall company goals, which are the basis of the CEO’s objectives. In determining individual salaries for officers, consideration is given to individual factors, such as personal development, performance and responsibilities within the Company, as well as industry comparable information as discussed previously.

The Compensation Committee also administers the Company’s stock option program, which is made available to all employees. In addition to the executive officers, the Compensation Committee approves stock option grants to all other employees. The overall framework guide on stock options at all salary levels is based on industry comparable information on all the salary grade levels within the Company. Within this framework, the size of the individual stock option awards is based primarily on an individual’s responsibility within the Company, as well as such individual’s performance, responsibilities and position within the Company, as well as such individual’s past awards. The Compensation Committee believes the stock option program is crucial to the retention and motivation of all employees. The Compensation Committee also believes it is essential to insure all employees have a stake in the Company.

Because the Company is in the early stages of development, the Compensation Committee believes that performance is not appropriately measured by traditional financial performance criteria, such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the Company has achieved certain goals, such as successful license acquisition, infrastructure, product development activities and scientific advances, ultimately intended to lead to profitability and earnings.

$1,000,000 Limit on Tax Deductible Compensation

Section 162(m), enacted as part of the Omnibus Budget Reconciliation Act of 1993, limits to $1,000,000 the deductibility, for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.

The Compensation Committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Edward W. Frykman, Chairman
LeRoy T. Rahn
Charles P. McKenney

FEES PAID TO INDEPENDENT AUDITORS

The Audit Committee regularly reviews and determines whether specific projects or expenditures with our independent auditors, RS&J, potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by RS&J. Pre-approval is generally provided by the Audit Committee for up to one year, as detailed as to the particular service or category of services to be rendered, as is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis.

The following table sets forth the aggregate fees billed to us by RS&J and Kevin J. Breard, CPA, our former auditors, for the years ended September 30, 2005 and September 30, 2004:

	Year Ended September 30,
	2005	2004
Audit Fees (1)	$70,750	$33,135
Audit-related fees (2)	$7,750	—
Tax fees (3)	$11,700	—
All other fees (4)	$4,150	—

Total	$94,350	$33,135

(1)	Fees paid in FY 2005 include $35,000 for the FY 2004 year-end and $35,750 for the quarterly reviews of our quarterly reports on Form 10-QSB.
(2)	Fees in connection with review of our Registration Statement on Form S-3 and our Registration Statement on Form S-8, filed with the SEC.
(3)	This category consists of professional services rendered by RS&J for tax compliance.
(4)	Fees paid for review of SOX compliance work.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 “Communication with Audit Committees.”

The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with RS&J its independence, including whether their provision of other non-audit services to the Company is compatible with maintaining its independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for the respective audits. The Committee meets with the independent auditors, with and without management present to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality of the Company’s reporting.

Based upon the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the last year for filing with the Commission. The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

Edward W. Frykman, Chairman
LeRoy T. Rahn
Charles P. McKenney

CERTAIN TRANSACTIONS

There were no related party transactions during the fiscal year ended September 30, 2005.

FORM 10-KSB

Investor Information

All reports filed by the Company with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by the Company with the SEC at the SEC’s public reference room located at 450 Fifth St., N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company also provides copies of its Forms 10-KSB, S-3, 10-QSB, 8-K, Proxy, and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.arrowheadresearch.com as soon as reasonably practicable after filing such material with the SEC. Requests should be sent to the Company, attention: Investor Relations.

Other Matters

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joseph T. Kingsley
Joseph T. Kingsley
Chief Financial Officer and Secretary

Pasadena, California
January 17, 2006

DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ARROWHEAD RESEARCH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY FEBRUARY 23, 2006

The undersigned stockholder of ARROWHEAD RESEARCH CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 17, 2006, and hereby appoints R. Bruce Stewart and Joseph T. Kingsley, or either of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Arrowhead Research Corporation to be held on February 23, 2006 at 10:00 a.m., local time, at the Sheraton Pasadena, 303 Cordova Street, Pasadena, CA 91101 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE]    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    [SEE REVERSE SIDE]

[BACK OF PROXY]

DETACH HERE

[X]	Please mark votes as in this example

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY (to vote for all nominees listed below)	☐	EXCEPTIONS

Director Nominees:	R. Bruce Stewart Charles P. McKenney	Leon Ekchian	Edward W. Frykman	LeRoy T. Rahn

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space below.)

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2004 EQUITY INCENTIVE PLAN THAT WOULD INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 3,000,000 SHARES TO 5,000,000 SHARES.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF ROSE, SNYDER & JACOBS AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING SEPTEMBER 30, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING        [    ]

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:
Signature:	Date:

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this consent will be IN FAVOR OF Proposals 1, 2 and 3, and as the proxy holders deem advisable on such other matters as may properly come before the meeting. This Proxy is revocable with respect to any Proposal at any time before the date on which at least the a majority of the outstanding shares of Common Stock have consented to that Proposal.